Exhibit 10.12


                                    SUBLEASE

1.       PARTIES

         This Sublease ("Sublease"), dated for -reference purposes only January 16, 1997, is entered into between ICF Kaiser Engineers, Inc., an Ohio corporation ("ICF"), and Forte Software, Inc., a Delaware corporation ("Forte").

2.       DEMISE OF SUBLEASE PREMISES

         2.1 ICF Kaiser Engineers, Inc., an Ohio corporation, and the State of California Public Employees Retirement System, a Unit of the State and Consumer Services Agency of the State of California ("Landlord"), successor-in-interest to 1800 Harrison Limited Partnership, a Texas limited partnership, are parties to an Amended And Restated Lease Agreement dated as of July 1, 1988 (the "Restated Lease"), as modified and supplemented by Amendment to Amended and Restated Lease Agreement dated March 27, 1991, Second Amendment to Lease dated June 30, .1992, and Third Amendment to Lease dated April 27, 1993. The Restated Lease, as so amended, is referred to in this Sublease as the " ICF Lease". A true and complete copy of the ICF Lease is attached as Exhibit 1 to this Sublease.

         2.2 The ICF Lease demises to ICF certain premises in the building commonly known as 1800 Harrison Street, Oakland, California (the "Building"). ICF desires to sublet a portion of the premises, as more particularly defined below (tile "Sublease Premises") to Forte, and Forte also desires to take and sublease the Sublease Premises.

         2.3 Forte also occupies office space in the Building pursuant to a Lease with Landlord dated December 1, 1994 (the "Forte Lease").,.

         2.4      [Reserved]

         2.5 In consideration of these facts and the mutual covenants of ICF and Forte, and for other valuable consideration. ICF hereby sublets and demises to Forte, and Forte hereby takes and hires from 1CF, the Sublease Premises on and subject to the terms, covenants, and conditions set forth in this Sublease.

3.       DEFINITIONS

         3.1 As used in this Sublease, the following terms shall have the meanings given in this Paragraph 3. 1:

         "ICF Kaiser Engineers, Inc.", herein referred to as "ICF".

                  "Affiliate" means (i) a company which controls or is controlled by a Party or is under common control with a Party, or (ii) is a successor by merger or consolidation to a Party, or (iii) acquires all or substantially all of the assets of a Party as a going concern at a time when such Party is not in default under this Sublease.

                  "Building" means the 25-story office tower identified in Paragraph 2.1 above and the related Parking Garage, all as more particularly described in the ICF Lease.

                  "Base Rent" means the amounts  payable  pursuant to Paragraphs
7.1 and 7.2.

                  "Building" means the 25-story office tower identified in Paragraph 2.1 above and the related Parking Garage, all as more particularly described in the ICF Lease.

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         "Commencement Date" means January 1, 1997.

                  "Forte Lease" has the meaning given in Paragraph 2.3,

         "ICF Lease" has the meaning given in Paragraph 2.1 above- "Initial Alterations" has the meaning given in Paragraph 10. 1.

                  "Landlord's Consent and Agreement" means that certain Consent to Sublease and Nondisturbance, Recognition and Attornment Agreement to be executed by Forte, ICF, and Landlord in the form attached as Exhibit 2 to this Sublease-

         "Lease" means either the ICF Lease or the Forte Lease, depending on the context in which such word is used.

         "Operating Expenses" means with respect to the Sublease Premises those items defined in the ICF Lease as "Basic Costs."

         "Party" means each of ICF and Forte and the authorized assignees of each of them, and "Parties" refers to both of them.

                  "Phase One" means the first phase of Forte's occupancy of the Sublease Space beginning on the Commencement Date and continuing until January 31, 1998,; and "Phase One Space" means that portion of the Sublease Premises, located on the 7th Floor and consisting of a significant portion of the northeast and southeast quadrants of such Floor, containing approximately 16,636 square feet of Net Rentable Area, as depicted on Exhibit 4 to this Sublease. The subleased premises shall include a pro rata portion of ICF's basement storage at a rate of $0.675 per square foot per month.

                  "Phase Two" means the second phase of Forte's occupancy of the Sublease Space beginning February1, 1998, and continuing until June 30, 2000; and "Phase Two Space" means (i) that portion of the Sublease Premises located on the 7th Floor, consisting of the remaining Net Rentable Area of such Floor, containing approximately 22,066 square feet of Net Rentab1e Area and (ii) the entire 6th Floor containing approximately 38,702 square feet of Net Rentable Area. The Phase Two Space shall include all of ICF's basement storage space (2,500 square feet of Net Rentable Area), at $0.675 per square foot/month.. During Phase Two, Forte shall continue to occupy the Phase One Space.

                  "Rent" means all amounts due from Forte to ICF under this Sublease including, without limitation, Base Rent, Operating Expenses, and Taxes.

                  "Sublease" means this Sublease and all exhibits referred to herein and attached to this Sublease, which are incorporated herein by reference as if set forth in full and made a part of this Sublease.

                  "Sublease Date" means the date upon which this Sublease is fully executed by the Parties and all contingencies to its effectiveness are satisfied.

                  "Sublease Premises" means these portions of the Building which Forte is entitled to possess pursuant to this Sublease.

                  "Sublease Term" has the meaning given in Paragraph 6.1.

                  "Taxes" means: (i) with respect to the Sublease Premises those items defined in the ICF Lease as "Tax Expenses."

         3.2 Capitalized words and phrases used in this Sublease and not otherwise defined herein shall have the meanings given them in the ICF Lease where applicable to the Sublease Premises.

4.       DELIVERY OF PREMISES

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         4.1 ICF shall  deliver to Forte  possession  of the  Sublease  Premises according to the following schedule:

                  4.1.1 ICF shall deliver the Phase One Space to Forte on January 1, 1997.

                  4.1.2. ICF shall deliver the Phase Two Space to Forte on February 1, 1998.

         4.2      [Reserved]

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5.       CONDITION OF PREMISES UPON DELIVERY

         5.1 At the time ICF delivers possession of any portion of the Sublease Premises to Forte (i) ICF shall have removed all personal property, trade fixtures, and equipment owned or controlled by ICF, and shall have repaired all damage to the Sublease Premises occurring in connection with such removal, and
(ii) the Sublease Premises shall be in a clean, functioning order with all Building systems serving the Sublease Premises in proper operating condition. Subject to ICF's compliance with the covenants contained in the preceding sentence, and without waiving or otherwise limiting Forte's right to rely on ICF's representations and warranties elsewhere in this Sublease, Forte agrees to accept possession of the Sublease Premises in the same condition as exists on the Sublease Date, "AS IS", and "WITH ALL FAULTS," and ICF shall have no duty to alter or otherwise improve the Sublease Premises prior to Forte's occupancy under this Sublease.

         5.2      [Reserved]

         5.3      [Reserved]

         5.4 ICF represents and warrants with respect to the Sublease Premises that:

                  (a) The Sublease Premises are now, and on the date possession is to be delivered under this Sublease the Sublease Premises shall be, in compliance with all municipal, county, state, federal and other applicable laws, ordinances, and regulations (collectively, "Laws"), governing or pertaining to the Sublease Premises (but without regard to any change in the use or occupancy of the Sublease Premises or alterations or improvements thereto occurring after the delivery of possession hereunder to Forte under this Sublease or any other sublease prior to the Commencement Date).

                  (b) The Sublease Premises, and all elements, systems, and equipment serving the Sublease Premises, have been maintained in accordance with the requirements imposed on ICF by the ICF Lease.

         5.5      [Reserved]

6.       SUBLEASE TERM

         6.1 The term of this Sublease (the "Sublease Term") shall begin on the Commencement Date and shall expire on June 30, 2000. If the commencement date has not occurred by January 15, 1997, Forte may thereafter upon ten (10) day's prior written notice to ICF terminate this sublease and all rights and obligations of the parties hereunder.


7.       BASE RENT

         7.1 Beginning on the Commencement Date, Forte shall pay to ICF Base Rent on the first day of each calendar month during the Sublease Term, in advance and without prior notice, set off or demand, other than as permitted by this Sublease. as follows:

                  7.1.1 During Phase One the Base Rent shall be Thirty Thousand Seven Hundred Seventy-Six and 60/100's Dollars ($30,776.60) per month. Plus any storage space occupied.

                  7.1.2. During Phase Two, the Base Rent shall be One Hundred Forty Four Thousand Eight Hundred Eighty-four and 90/10's Dollars ($144,884.90) per month. This includes the basement storage space.

         7.2 Notwithstanding anything to the contrary in this Agreement, upon any default by ICF of its obligations hereunder, at Forte's option upon written notice to ICF, Forte may pay Base Rent and other amounts owed herein directly to Landlord for the account of ICF.

         7.3      [Reserved]

         7.4 Upon execution of the Sublease, Forte shall deposit the amount of Thirty Thousand Seven Hundred Seventy Six and 60/100's Dollars ($30,776.60), with ICF as Trustee of the Security

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Deposit.  Said Deposit  shall be held in a  non-interest-bearing  account  which shall be held as security during the Sublease Term for the faithful performance by Forte of its obligations under this Sublease including, but not limited to, payment of rent. As the Sublease Premises increase during Phase Two, so will the amount of the deposit; the total deposit shall be increased to One Hundred Fourteen Thousand One Hundred Eight and 30/100th's Dollars ($114,108.30), upon the commencement of Phase Two on February 1, 1998.. Upon expiration of the Sublease, ICF shall promptly return the deposited funds to Forte provided Forte is not in default under the Sublease.

         7.5 If the Commencement Date or any other day upon which Forte is to commence paying Base Rent for an element of the Sublease Premises is a day other than the first day of a calendar month, or if the Sublease Term with respect to a portion of the Sublease Premises ends on a day other than the last day of a calendar month, the Base Rent for such Sublease Premises during such calendar month shall be prorated based upon a thirty (30) day month.

         7.6 Base Rent and all other Rent shall be paid in immediately available funds to the same place as is set forth below for the delivery of notices to ICF subject, however, to Forte's right to pay Rent directly to Landlord as permitted in Section 7.2.

8.       OPERATING EXPENSES AND TAXES

         8.1 Forte shall pay to ICF (or directly to Landlord for the account of ICF as permitted in Section 7.2), Operating Expenses as follows:

                  8.1.1 No Operating Expenses or Taxes shall be payable for the Sublease Premises during Phase One.

                  8.1.2. During Phase Two, Forte shall pay the Operating Expenses and Taxes for the Sublease Premises as follows: Forte shall pay the Operating Expenses and Taxes on the Phase One Space which are in excess of a 1997 Base Year and Forte shall pay the Operating Expenses and Taxes on the Phase Two Space which are in excess of a 1998 Base Year.

         8.2      [Reserved]

         8.3 In determining the Operating Expenses and Taxes payable by Forte hereunder, Landlord's statement of Operating Expenses and Taxes shall be used as the basis for such calculations. However, ICF agrees, upon written request by Forte, to exercise such audit rights as may be granted to ICF under the ICF Lease and to contest any discrepancy in Landlord's statements of Operating Expenses or Taxes disclosed by such audit by appropriate means. Reasonable costs of such audit or contest shall be borne by the Parties in proportion to the benefit derived by each of them therefrom, or shall be borne by Forte if there is no benefit to such audit or contest.

         8.4 Forte shall reimburse ICF within thirty (30) days after written notice (accompanied by a copy of Landlord's invoice and satisfactory evidence of payment by ICF), for any amounts paid to the Landlord as a consequence of services provided to the Sublease Premises, or the acceleration of depreciation of building systems which are in excess of that typically provided to tenants of the Building and for which Landlord retains a right to separately charge ICF under the ICF Lease. Such additional charges may be imposed only for extraordinary electrical, heating, ventilating, and air conditioning, and other Building services, with no overhead or mark-up beyond what is due Landlord under the ICF Lease.

9.       ASSIGNMENT AND SUBLETTING

         9.1 Forte may assign its rights and interests under this Sublease, or further sublet all or a portion of the Sublease Premises occupied by Forte, to an Affiliate of Forte, provided (i) notice of such assignment or subletting is given to ICF at least thirty (30) days in advance of the effective date, and
(ii) any consent or approval of Landlord required by the ICF Lease is first obtained.

         9.2 Where Forte desires to assign this Sublease, or further sublet all or any part of the Sublease Premises to a person or entity other than an Affiliate, Forte shall first obtain the written consent of ICF. Such consent shall not be unreasonably withheld. However, ICF may reasonably withhold consent under this Paragraph 9.2 where Landlord's consent also is required under the ICF Lease and Landlord fails or refuses to give such consent (although nothing herein shall relieve Landlord of liability for failure to give such consent where the same is required by the ICF Lease).

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

         9.3 If the ICF Lease imposes a right of recapture or a right of Landlord to obtain or participate in any consideration received in excess of the Rent payable under the ICF Lease, ICF shall be permitted to impose these same requirements as a condition to consenting to an assignment or further subletting under this Sublease.

                  9.5 No assignment of this Sublease or further subletting of the Sublease Premises shall relieve Forte of its liability under this Sublease, which shall remain the primary obligation of Forte.

10.      ALTERATIONS

         10.1 Forte shall have the right (subject to Landlord's consent, which is to be obtained pursuant to Landlord's Consent and Agreement), to substantially alter the Sublease Premises, as conceptually described in Exhibit 6 to this Sublease (the "Initial Alterations"). ICF shall make available to Forte all plans and drawings (including CAD materials) pertaining to the existing improvements in the Sublease Premises. Forte shall have no duty to remove the Initial Alterations or restore the Sublease Premises except to the extent such removal and restoration is required by Landlord's Consent and Agreement.

         10.2 Forte may at its option and expense during Phase One install temporary wall and lockable doors between the Phase One Space to be occupied by Forte and the remainder of the 7th Floor which will be occupied by ICF during Phase One. ICF acknowledges and agrees that during Phase One Forte personnel and invitees to the Phase One Space will pass through ICF's 7th Floor offices to gain access to the Phase One Space and the 7th Floor kitchen facilities.

         10.3 Forte's Initial Alterations in the Phase One Space will be conducted while ICF is occupying the other half of the 7th Floor. Forte shall undertake all reasonable efforts to mitigate disruption to ICF's use while such work is being performed.

11.      APPLICABLE LEASE PROVISIONS

         11.1 1CF and Forte acknowledge that this Sublease, as it pertains to the Sublease Premises, is subject and subordinate to the ICF Lease, and the Parties agree with respect to the ICF Lease that:

                  11.1.1 The following Sections of the Restated Lease are hereby incorporated as provisions of this Sublease applicable to the demise of the Sublease Premises, with the same force and effect as if such incorporated Sections were set forth word for word herein: 6.01, 6.02, 7.01, 7.02, 7.03, 8.01, 8.02, 8.03, 9.01, 9.02, 10.01, 10.02, 10.03, 11.01, 11.02, 11.03, 12.01,
12.02,  12.03,  13.01,  13.02,  13.03, 14.01, 14.03, 15.01, 15.02, 17.01, 17.02,
19.01, 20.01, 21.01, 22.01, 24.01, 25.01, and 27.01.

         11.1.2 The incorporated sections of the ICF lease referenced in paragraph 11.1.1 are amended or qualified as follows:

                  (a) Without limiting any of its other  obligations  under this
                      Sublease, ICF specifically agrees to pass through to Forte all financial and other benefits received by ICF under section 6.02 of the ICF lease.

                  (b) Forte shall obtain the use of eleven (11)  parking  spaces during Phase I of the sublease term and the use of thirty-eight (38) additional parking spaces during Phase II.

                  (c) Notwithstanding any contrary provision of Subsection 14.01
                      (a) of the Restated Lease; Forte's vacation of the Sublease Premises shall not be an event of default under subpart (i) of Subsection 14.01(a) so long as Forte is performing all other covenants and obligations imposed by this Sublease, including without limitation, the payment of all Rent; on no more than two (2) occasions during any twelve (12) month period commencing on November 1 and ending on October 31 of each calendar year. Forte shall be entitled to a written notice of delinquency in the payment of Rent and a three (3) business day grace period before an event of default is declared under subpart (ii) of Subsection 14.01 (a); the reference to "thirty (30) days" in subpart (iii) of Subsection 14.01 (a) is changed to "fifteen (15) business days"; and subparts (ix) and (x) of Subsection 14.01 (a) are not incorporated as part of this Sublease.

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

                  (d) The second sentence of Section 14.03 of the Restated Lease are not incorporated as part of this Sublease.

                  (e) Subsection 27.01 (g) of the Restated Lease is not incorporated as part of this Sublease.


                  11.1.3 Wherever the words " Landlord " and " Tenant " appear in those provisions of the ICF Lease which are incorporated by reference in this Sublease, they are changed to read 'ICF" and "Forte, respectively.

         11.3     [Reserved]

         11.3 In case of any conflict between the incorporated provisions of the ICF Lease and the other terms and conditions of this Sublease which are applicable to the Sublease Premises governed by the ICF Lease, the latter shall control. If any incorporated provision of the ICF Lease cross-references another provision of the ICF Lease which is not expressly incorporated in this Sublease, such cross-referenced ICF Lease provision shall not be a part of this Sublease except to the extent the same is integral to a fair and reasonable interpretation of the incorporated ICF Lease provision.

12.      MISCELLANEOUS

         12.1 ICF  represents  and warrants  with respect to the ICF Lease that:
(i) the attached Exhibit A is a true, correct and complete copy of the ICF Lease; (ii) there are no other or additional documents forming a part of the ICF Lease or constituting an amendment thereto; (iii) the ICF Lease is in full force and effect and has not been amended or modified; (iv) ICF is not now, and as of the Commencement Date will not be, in default or breach of any of the provisions of the ICF Lease; and (v) ICF has no knowledge of any claim by Landlord that ICF is in default or breach of any of the provisions of the ICF Lease.

         12.2 Each of ICF and Forte further represents and warrants that there is no brokerage commission, finder's fee ,or other similar compensation due to any person as a result of the Parties' entry into this Sublease, except for such fees as may be payable solely by ICF (and not by Forte), to Colliers Damner Pike. Each of ICF and Forte shall defend, indemnify, and hold harmless the other of and from all loss, cost, liability, and expense arising due to any actual or alleged breach of the foregoing representation and warranty by the indemnifying Party.

         12.3 Whenever this Sublease calls for a Party to perform. any act, such Party shall be obligated to do so at its sole cost and expense unless otherwise expressly provided herein. Whenever this Sublease calls for either Party to give its consent or approval, such consent or approval shall not be unreasonably withheld or delayed.

         12.4 So long as this Sublease remains in effect, ICF shall fully observe, perform, and discharge all covenants and obligations imposed on ICF by the ICF Lease. So lung as Forte is not in default under this Sublease after notice and passage of the applicable grace period, Forte shall be entitled to quiet and peaceable possession of the Sublease Premises, without interference or hindrance by persons claiming by, through, or under ICF.

         12.5 All notices required or permitted to be given hereunder shall be in writing and shall be (i) delivered personally; (ii) sent by first class mail, postage prepared, and simultaneously transmitted by facsimile; (iii) sent by registered or certified mail, return receipt requested; or (iv) sent by overnight courier with receipted delivery, in each case to ICF or Forte at its address indicated below or at such other place or places as either ICF or Forte may hereafter designate by written notice to the other.



To ICF:                             ICF Kaiser International, Inc.
                                    9300 Lee Highway
                                    Fairfax, VA 22031-1207
                                    Attn.:  Rex Akins
                                    Facsimile No.:  703/934-9740

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To Forte:                           Forte Software, Inc.
                                    1800 Harrison Street
                                    Oakland, CA  94612
                                    Attn.:  Chief Financial Officer
                                    Facsimile No.:  510/869-3480


With a copy to.                     Forte Software, Inc.
                                    1800 Harrison Street
                                    Oakland, CA  94612
                                    Attn.:  Director of Legal Affairs
                                    Facsimile No.:  510/869-3480


Any notice delivered or sent shall be deemed to have been delivered under this Sublease as follows: (a) on the date such notice is personally delivered; or (b) on the next business day in the case of delivery pursuant to clause (ii) or (iv) above; and (c) on the date shown on the return-receipt or, if no date is shown, three days after the mailing of notice pursuant to clause (iii) above.

13. CONTINGENCY

This Sublease is contingent upon Landlord executing and delivering the Consent to Sublease and Agreement, which ICF and Forte hereby agree to execute.

IN WITNESS WHEREOF, ICF and Forte have duly executed this Sublease on the dates set forth below.



ICF                                       Forte

ICF Kaiser Engineers, Inc.,               Forte Software, Inc.,
an Ohio corporation                       a Delaware Corporation

BY:  Rex Akins                            BY:  Robert Gorlin


Its:  Vice President                      Its:  Director of Legal Affairs



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